Exhibit 99.6

August 22, 2023

CONFIDENTIAL

The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667

Attention: Peter Farah

Dear Mr. Farah,

In connection with the negotiation of a possible mutually agreed transaction betweenThe J. M. Smucker Company (the “Company” or “you”) and Hostess Brands, Inc. (together with its direct and indirect subsidiaries, “Hostess”) (any such transaction, a “Transaction”), each party hereto may request that the other party (the “Disclosing Party”) or its Representatives (as defined below) furnish to such party (the “Receiving Party”) or its Representatives certain Evaluation Material (as defined below). In consideration for and as a condition of the Receiving Party or its Representatives receiving Evaluation Material from the Disclosing Party or its Representatives, the Receiving Party hereby agrees for the benefit of the Disclosing Party to hold and keep the same confidential in accordance with the terms of this agreement (this “Agreement”).

1. As used herein, the term “Evaluation Material” refers to (i) information of whatever nature relating to the Disclosing Party which the Receiving Party obtains either in writing or orally from or pursuant to discussions with the Disclosing Party or any of its Representatives in connection with the Transaction; (ii) any and all other confidential or proprietary, financial, technical, commercial or other information concerning the Disclosing Party’s business and affairs that may be provided to the Receiving Party or its Representatives by or on behalf of the Disclosing Party; (iii) all notes, summaries, forecasts, analyses, interpretations, memoranda, compilations, studies or other documents and materials made by the Receiving Party or its Representatives to the extent that they contain or reflect or are based on or derived from confidential information described immediately above; and (iv) all Transaction Information (as defined below); in the case of each clause above, in whatever the form or storage medium, and whether or not such information is or was provided prior to or subsequent to the date of this Agreement.

a. The term “Evaluation Material” does not include information which (a) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in violation of the terms hereof, (b) was available to the Receiving Party or its Representatives on a non-confidential basis prior to its disclosure to the Receiving Party or its Representatives by or on behalf of the Disclosing Party, (c)

becomes available to the Receiving Party or its Representatives from a source other than the Disclosing Party or its Representatives, without such source being known (after reasonable due inquiry) to be in breach of an applicable confidentiality agreement with the Disclosing Party, or (d) is independently developed by the Receiving Party or its Representatives without reference to or use of any Evaluation Material.

b. As used in this Agreement, the term “person” shall be broadly interpreted to include any governmental representative, authority or tribunal, the media and any corporation, partnership, group, individual or other entity.

c. As used in this Agreement, the term “affiliate” has the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

d. As used in this Agreement, the term “Representative” shall mean a party’s subsidiaries, and such party’s and its subsidiaries’ respective directors, officers, employees, agents, investment bankers, consultants, attorneys, accountants, advisors, financing sources and any other of such party’s and its subsidiaries’ representatives; provided, however, that no financing sources (except the Company Advisors, as defined below) of the Company shall be considered “Representatives” of the Company without the prior written consent of Hostess.

2. The Receiving Party agrees that it will, and will direct its Representatives to, use the Evaluation Material solely for the purpose of evaluating, negotiating and potentially consummating a Transaction and that the Evaluation Material will be kept confidential by the Receiving Party and its Representatives and will not be disclosed to any other person, except to the extent that disclosure of such information (a) has been consented to in writing in advance by the Disclosing Party, (b) is required by applicable Legal Requirement (as defined in, and subject to compliance with, paragraph 6), or (c) is made to the Receiving Party’s Representatives who need to know such information for the purpose of evaluating, negotiating, or potentially consummating a Transaction (it being understood that the Receiving Party’s Representatives shall have been advised of this Agreement and shall have been instructed to comply with the provisions hereof applicable to such Representatives). In any event, the Receiving Party agrees that it will be liable for any breach of the provisions of this Agreement applicable to its Representatives by any of its Representatives and the Receiving Party agrees, at its sole expense, to take all reasonable measures (including, without limitation, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material. In addition, each party shall be entitled to enforce directly the terms of this Agreement applicable to the other party’s Representatives against such Representatives. Notwithstanding the foregoing, each party and its Representatives shall be able to conduct their business in the ordinary course consistent with past practices.

3. The parties agree to direct all communications about the Transaction, requests for information, requests for meetings or discussions or questions about procedures and any and all other inquiries and communications directly to, with respect to Hostess, Morgan Stanley & Co. LLC (the “Hostess Advisors”) and, with respect to the Company, RBC Capital Markets (the “Company Advisors,” and together with the Hostess Advisors, the

“Advisors”). Each party agrees that it will not, and that it will ensure that its Representatives who have knowledge of the Transaction or the Evaluation Material do not contact (a) the other party or any of its Representatives or (b) any other person or entity (including, without limitation, any regulatory agency and any supplier, customer, partner, accountant, stockholder, creditor or landlord of the other party), in each case regarding such party or its business in connection with a Transaction, except as specifically consented to by Hostess or the Hostess Advisors, or Company or the Company Advisors, as applicable.

4. In addition, (a) without the prior written consent of Hostess, neither the Company nor any of its Representatives will have any discussions, negotiations or other communications with, or enter into any agreement, arrangement or understanding with, any other person regarding a possible transaction involving Hostess, including, without limitation, discussing or negotiating with, or offering to, any person (including any directors, officers, employees or other Representatives of Hostess, or any potential financing source) any potential position, involvement or other form of direct or indirect participation (debt, equity, roll-over, co-investment or otherwise) in any such possible transaction or otherwise club, partner, joint-bid or enter into any agreements or understandings, whether written or oral, with any third party with respect to the foregoing; and (b) without the prior written consent of the other party, neither party nor any of its Representatives will disclose (except to the extent required by applicable Legal Requirement (as defined in, and subject to compliance with, paragraph 6)) to any person other than its Representatives (i) the existence, terms or subject matter of this Agreement or that Evaluation Material has been requested by or made available to it or any of its Representatives; (ii) that such party is considering a Transaction with the other party; (iii) that investigations, discussions or negotiations are taking place concerning a Transaction with the other party; (iv) any information that would be reasonably likely to enable such person to identify the other party as a party to any discussions or negotiations with it or any of its Representatives; or (v) any terms, conditions or other facts or information with respect to a Transaction with the other party, including, without limitation, the status of any discussions or negotiations between it or any of its Representatives and the other party or any of its Representatives relating to a Transaction with the other party (including, without limitation, whether any such discussions or negotiations are ongoing or have been terminated), or any opinion or view with respect to the other party or the Evaluation Material, including, without limitation, any opinion or view with respect to valuation (any of the information referred to in this clause (b), the “Transaction Information”). The Company represents and warrants that, except as disclosed to Hostess or its outside legal counsel prior to its execution of this Agreement, neither it nor any of its Representatives have, prior to its execution of this Agreement, taken any of the actions referred to in clause (a) of the immediately preceding sentence.

5. Reserved.

6. In the event that the Receiving Party or any of its Representatives are requested or required by U.S. federal, state or non-U.S. law, regulation, stock exchange rule or other applicable judicial or governmental process (including, without limitation, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) (any of the foregoing, a “Legal Requirement”) to disclose any Evaluation Material, the Receiving Party will, to the extent legally permitted, provide the Disclosing Party with reasonably prompt written notice of such request or requirement prior to making such disclosure so that the Disclosing Party may seek (at the Disclosing Party’s sole expense) an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement, and the Receiving Party will use reasonable best efforts (at the Disclosing Party’s sole expense) to consult and cooperate with the Disclosing Party as the Disclosing Party may reasonably request to the extent permitted by applicable Legal Requirement with respect to taking steps to resist or narrow the scope of such request or requirement. If a protective order or other remedy is not obtained and the Receiving Party is compelled to disclose Evaluation Material, the Receiving Party (a) may disclose such information only to the extent required, based on the advice of its outside legal counsel; (b) will exercise reasonable efforts (at the Disclosing Party’s sole expense) to obtain assurance that confidential treatment will be accorded to such information that is being disclosed; and (c) will, to the extent legally permitted, give advance notice to the Disclosing Party of the information to be disclosed as far in advance as is practicable. In any event, neither the Receiving Party nor any of its Representatives will oppose any action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information.

7. You hereby further agree that, in consideration of being furnished with Evaluation Material by Hostess, unless specifically invited in writing by the Board of Directors of Hostess (the “Board of Directors”) (it being understood that the execution of this Agreement does not constitute such an invitation), for a period of twelve (12) months from the date hereof, neither you nor any of your subsidiaries (nor any person acting on behalf of or at the direction of any of them) will, in each case acting alone or as part of a group, directly or indirectly, (a) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, more than 3% of the securities or direct or indirect rights to acquire such securities of Hostess or any of its affiliates, any securities convertible into or exchangeable for any such securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of stock of Hostess, or rights or options to acquire any interests in any of the foregoing; (b) make, knowingly encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the Securities and Exchange Commission, to vote, or seek to advise or influence any person with respect to voting of, any voting securities of Hostess, or call or seek to call a meeting of Hostess’s stockholders or initiate any stockholder proposal for action by Hostess’s stockholders, or seek election to or to place a representative on the Board of Directors or seek the removal of any director from the Board of Directors; (c) demand a copy of Hostess’s stock ledger, list of stockholders or any other books and records of Hostess; (d) make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of Hostess or any subsidiary or affiliate of Hostess, or any other extraordinary transaction involving Hostess or any subsidiary or affiliate of Hostess or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other person regarding any of the foregoing; (e) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the Board of Directors, any committee of the Board of Directors or the management or policies of Hostess; (f) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing; (g) advise, assist, encourage or direct any person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing; (h) take any action that would, in effect, require Hostess to make a public announcement regarding the possibility of a transaction or any of the events described in this paragraph 7; (i) enter into any discussions, negotiations, arrangements or understandings with any third party (including, without limitation, security holders of Hostess) with respect to any of the foregoing, including, without limitation, forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with respect to any securities of Hostess or otherwise in connection with any of the foregoing; or (j) contest the validity of this paragraph 7 or make, initiate, take or participate in any demand, action (legal or otherwise) or proposal to amend, waive or terminate any provision of this paragraph 7; provided, that, nothing in this paragraph 7 shall be deemed to prohibit or restrict the Company or any of its Representatives from making proposals to Hostess with respect to a potential Transaction on a confidential basis, provided that no such confidential proposal would reasonably be expected to require Hostess to make any public disclosure with respect thereto. Notwithstanding the forgoing, this paragraph 7 shall be inoperative and of no force and effect if (x) any other person or group (as defined in Section 13(d)(3) of the Exchange Act) shall (a) enter into an agreement with respect to an acquisition of or (b) propose, through a public announcement, to acquire (in each case, whether by tender offer, exchange offer, merger, acquisition, consolidation or otherwise) (i) Hostess securities which constitute at least a majority of Hostess’s outstanding common stock or that entitle such person or group to appoint at least a majority of Hostess’s board of directors or (ii) properties or assets constituting at least a majority of the consolidated assets of Hostess; or (y) any voluntary or involuntary insolvency proceeding is commenced with respect to Hostess or any of its subsidiaries.

8. You represent and warrant that, as of the date hereof, neither you nor any of your subsidiaries directly or beneficially owns any securities of Hostess.

9. For a period of one (1) year from the date hereof, neither the Company nor any of its subsidiaries (nor any person acting on behalf of or at the direction of any of them) will, directly or indirectly, solicit for employment or hire any of the directors, officers or employees of Hostess who are first introduced to you or who you received information about (other than information provided in an employee census) in connection with your evaluation of the Transaction, or induce any such director, officer or employee to terminate such person’s relationship with Hostess; provided that the foregoing shall not preclude (a) general solicitations by the Company or its affiliates or by a bona fide search firm that are not targeted at any such directors, officers or employees of Hostess; or (b) the hiring of any such director, officer or employee who (i) has had his or her employment terminated with Hostess at least 3 months prior to commencement of employment discussions between you and such individual, or (ii) responds to any general solicitation placed by the Company (or by a bona fide search firm) that is not targeted at such individual.

10. Each party hereby acknowledges that it is aware and it will advise its Representatives that U.S. federal and state securities laws prohibit any person who has material, nonpublic information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and that applicable non-U.S. laws may contain similar prohibitions. Each party confirms that it and its Representatives will take any action reasonably necessary or appropriate to prevent the use by it or its Representatives of any Evaluation Material in a way that would reasonably be expected to violate any antitrust or other applicable law, including the U.S. federal and state securities laws and any applicable non-U.S. laws.

11. To the extent that any Evaluation Material may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege, the parties hereto understand and agree that they have a commonality of interest with respect to such matters and it is their mutual desire, intention and understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Evaluation Material that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement and under the joint defense doctrine.

12. All Evaluation Material disclosed by or on behalf of the Disclosing Party or any of its Representatives shall be and shall remain the property of the Disclosing Party. At any time upon the written instruction of the Disclosing Party (a “Return/Destroy Instruction”), the Receiving Party and its Representatives shall, as promptly as practicable following a Return/Destroy Instruction, (a) at the Receiving Party’s option (which shall be communicated in writing to the Disclosing Party), destroy or return to the Disclosing Party all of the Disclosing Party’s written, electronic or other tangible Evaluation Material; and (b) certify such return and/or destruction, as applicable, of all such Evaluation Material in writing to the Disclosing Party. Notwithstanding such destruction or return, all oral Evaluation Material and the information embodied in all Evaluation Material will continue to be held confidential pursuant to the terms of this Agreement. It is understood that information in an intangible or electronic format containing Evaluation Material or copies thereof that cannot be removed, erased or otherwise deleted from archival systems (also known as “computer or system back-ups”) without unreasonable effort need not be destroyed or returned, but that such Evaluation Material will continue to be held confidential pursuant to this Agreement. Effective immediately upon the delivery of a Return/Destroy Instruction by the Disclosing Party, notwithstanding anything to the contrary contained in this Agreement, neither the Receiving Party nor any of its Representatives may access, view or use any of the Evaluation Material for any purpose other than the return or destruction thereof and any failure by the Receiving Party or any of its Representatives to comply with the foregoing will constitute a breach of this Agreement. Notwithstanding the foregoing, the Receiving Party’s and its Representatives’ legal or compliance departments may retain copies of the Evaluation Material in accordance with its or their respective bona fide retention policies and procedures or to the extent necessary to comply with applicable law, regulation or professional standards; provided, however, that notwithstanding anything to the contrary set forth herein, including the expiration of the term hereof pursuant to paragraph 17, any Evaluation Material so retained shall continue to be held confidential pursuant to the terms of this Agreement.

13. This Agreement does not constitute or create any obligation of either party or any of its Representatives to provide any information, but merely defines the duties and obligations of the parties and their Representatives with respect to the Evaluation Material to the extent it may be disclosed or made available. Neither party or any of its Representatives is under any obligation to provide, update or supplement any Evaluation Material. Neither the Disclosing Party nor any of its Representatives has made any express or implied representations or warranties as to the accuracy or completeness of the Evaluation Material. The Receiving Party acknowledges and agrees that, except as may be set forth in a definitive written agreement regarding the Transaction, if any: (i) neither the Disclosing Party nor any of its Representatives shall have any liability to the Receiving Party or any of its Representatives or any other person on any basis (including in contract, tort, under U.S. federal or state securities laws, applicable non-U.S. laws or otherwise) with respect to either the provision of or the content of the Evaluation Material; and (ii) the Receiving Party shall not, nor shall it permit any of its Representatives to, make any claims whatsoever against any such persons, with respect to or arising out of the Transaction or any other transaction involving the parties, this Agreement or any other written or oral expression with respect to the Transaction or such other transaction, the participation of such party and its Representatives in evaluating the Transaction or such other transaction, or the review of or use or content of the Evaluation Material or any errors therein or omissions therefrom, or any action taken or any inaction occurring in reliance on the Evaluation Material. To the extent the parties enter into a transaction, each party acknowledges and agrees that it will rely solely on the express representations and warranties contained in the definitive written agreement documenting such Transaction and expressly disclaim reliance upon either the Evaluation Material or any other written or oral information provided by the other party or its Representatives, including any information provided in any data room related to the Transaction or in any management presentations.

14. Each party acknowledges and agrees that no offer to enter into a Transaction and no contract or agreement providing for a Transaction shall be deemed to exist, directly or indirectly, between Hostess and the Company or any of its affiliates unless and until a definitive written agreement with respect to a Transaction has been executed and delivered by the parties. Each party agrees that unless and until a definitive written agreement providing for a Transaction has been executed, the other party will not be under any legal obligation of any kind whatsoever with respect to a Transaction by virtue of this Agreement or otherwise or by virtue of any written or oral expression with respect to a Transaction by either party. Nothing contained in this Agreement or the furnishing of any Evaluation Material hereunder shall be construed as granting or conferring any rights with respect to any Evaluation Material or other information by license, copyright or similar right.

15. Each party hereto represents to the other party hereto that this Agreement is a valid and binding agreement that has been duly authorized, executed and delivered by it. Each party agrees that it will not, directly or indirectly, contest the validity or enforceability of this Agreement on any grounds, including as being against public policy, as having been improperly induced or otherwise, whether by the initiation of any legal proceeding for such purpose or the intervention, participation or attempted intervention or participation in any manner in any other legal proceeding initiated by another person or otherwise. Each party acknowledges and agrees that the other party would be irreparably injured by a breach of this

Agreement by it or its Representatives and that monetary remedies would be inadequate to protect the other party against any actual or threatened breach of this Agreement by it or its Representatives. Accordingly, each party agrees that the other party shall be entitled to equitable relief, including, without limitation, an injunction or injunctions (without the proof of actual damages) to prevent breaches or threatened breaches of this Agreement and/or to compel specific performance of this Agreement, and that neither it nor any of its Representatives shall oppose the granting of such relief. Each party also agrees that it and its Representatives shall waive any requirement for the security or posting of any bond in connection with any such relief. Such remedies shall not be deemed to be the exclusive remedy for actual or threatened breaches of this Agreement but shall be in addition to all other remedies available at law or in equity to each party.

16. This Agreement, and the validity and interpretation thereof, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to the principles of conflict of laws (whether of the State of Delaware or any other jurisdiction) that would result in the application of the law of another jurisdiction. The parties agree that the Delaware Court of Chancery shall have exclusive jurisdiction of and be the appropriate venue for any action to enforce the provisions of this Agreement unless the Delaware Court of Chancery declines such jurisdiction, in which case jurisdiction and venue shall lie in any state or federal court in New Castle County in the State of Delaware. Each party hereby: (a) irrevocably and unconditionally submits to the jurisdiction of the Delaware Court of Chancery and (solely to the extent the Delaware Court of Chancery declines jurisdiction) any Delaware State or Federal court sitting in New Castle County, Delaware (collectively, the “Chosen Courts”) with respect to all actions and proceedings arising out of or relating to this Agreement (each, a “Proceeding”); (b) agrees that all claims with respect to any Proceeding may be heard and determined in the Chosen Courts, and agrees not to commence any Proceeding other than in such court; (c) irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding in any such Chosen Court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any Proceeding brought in any such Chosen Court has been brought in an inconvenient forum; (d) agrees that service of any process, summons, notice or document delivered by hand or sent by U.S. registered mail to such party’s address set forth above shall be effective service of process for any Proceeding brought against such party or any of its Representatives in any such Chosen Court; (e) waives (and agrees not to plead or claim), to the fullest extent permitted by law, any immunity it has acquired, or hereafter may acquire, from jurisdiction of any such Chosen Court or from any legal process therein or any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement; and (f) agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17. Each party’s obligations under this Agreement shall terminate two years after the date hereof (the “Termination Date”), except as otherwise explicitly stated above; provided that such termination shall not relieve either party from its responsibilities in respect of any breach of this Agreement prior to such termination; provided, further, that as specified in paragraph 12, the terms and conditions of this Agreement, and all obligations of confidentiality contained herein, shall survive with respect to any Evaluation Material that is retained by either party or its Representatives until such Evaluation Material is returned or destroyed. Notwithstanding the foregoing: (i) Evaluation Material that constitutes a Trade Secret and which is clearly and conspicuously labeled as such at the time of disclosure by the Disclosing Party, shall remain subject to the confidentiality obligations set forth herein for the earlier of, five years after such Evaluation Material is returned or destroyed, or until such information is no longer deemed a Trade Secret through no action or fault of the Receiving Party or its Representatives; (ii) the provisions of paragraphs 11 through 19 shall survive indefinitely; and (iii) each party shall continue to have the right to pursue any claim, action or proceeding in respect of any breach of this Agreement that occurred prior to the Termination Date. For purposes of this Agreement, “Trade Secret” means confidential information that derives independent economic value, actual or potential, by virtue of remaining confidential and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

18. This Agreement contains the entire agreement between the parties concerning the subject matter hereof, and no modification of this Agreement or waiver of the terms and conditions hereof or thereof shall be binding upon either party hereto, unless approved in writing by each party hereto affected by such modification or waiver. This Agreement shall inure to the benefit of the parties hereto, and their successors and permitted assigns. Any assignment of this Agreement by either party without the prior written consent of the other party shall be void. No failure or delay in exercising any right hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder. The invalidity or unenforceability of any provision of this Agreement shall not affect, impair or invalidate the remainder of this Agreement, which shall remain in full force and effect.

19. This Agreement may be executed in counterparts (including, without limitation, via facsimile or electronic transmission), each of which shall be deemed to be an original, but both of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party hereto.

[Signature Pages Follow]

Very truly yours,

HOSTESS BRANDS, INC.

By:	/s/ Jolyn J. Sebree
Name: Jolyn J. Sebree
Title: SVP

[Signature Page to Agreement]

Accepted and agreed as of the date first above written:

THE J. M. SMUCKER COMPANY

By:	/s/ Peter Farah
Name: Peter Farah
Title: Vice President, ESG, Deputy General Counsel and Assistant Secretary

[Signature Page to Agreement]